Exhibit 99

Contact:	Bob Kneeley
Vice President, Investor Relations
303-495-1245
bob.kneeley@evhc.net

ENVISION HEALTHCARE REPORTS SOLID RESULTS FOR 2018 SECOND QUARTER

Sale of Envision to KKR on Track for 2018 Fourth Quarter Closing

NASHVILLE, TN - (August 6, 2018) - Envision Healthcare Corporation (“Envision”) (NYSE: EVHC) today reported solid financial results for the three months and six months ended June 30, 2018.

Highlights for the second quarter of 2018 include:

•	Net revenue of $2.07 billion;

•	Net loss attributable to common stockholders of $1.84 billion, or $15.21 per share;

•	Adjusted net earnings of $113.1 million, or $0.92 per diluted share; and

•	Adjusted EBITDA of $246.7 million.

Envision’s net loss for the second quarter of 2018 included a non-cash impairment charge of $1.98 billion that affected its Physician Services’ segment goodwill. The goodwill adjustment resulted from the establishment of fair value based on the definitive agreement for Envision to be acquired at a price of $46 per share, plus assumption or repayment of all outstanding debt, by global investment firm KKR. That agreement was entered into June 10, 2018, and the transaction is expected to be completed during the fourth quarter of 2018.

A reconciliation of all non-GAAP financial results to the comparable GAAP measure is provided on page 6 of this press release.

“We are encouraged by the progress our organization is making on a number of initiatives to improve operational efficiencies at Envision, and these efforts are reflected in our results for the second quarter of 2018,” said Christopher A. Holden, President and Chief Executive Officer of Envision. “Specific accomplishments include reduction of corporate overhead expense as a percent of revenue, and more effective engagement of our clinical resources, particularly premium compensation.

“Our organization remains committed to our Patients First Initiative, which was launched earlier this year, and builds on the leadership position we have established to move the overwhelming majority of our services to in-network status and by supporting the critical safety net services delivered to patients by our facility-based providers and health system partners across the country.”

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Envision Healthcare Reports 2018 Second Quarter Financial Results

August 6, 2018

Reporting Segments

Envision reports two operating segments: Physician Services, which includes facility-based and post-acute services, and Ambulatory Services.

Physician Services

Net revenues for Physician Services were $1.74 billion for the second quarter of 2018, an increase of 7.1% from the prior-year period. Revenue growth was driven by contributions of 4.7% from acquisitions, 1.2% from net new contracts and 1.2% from same contracts. Physician Services’ net revenue growth from new contracts consisted of 7.9% growth from contract additions, partially offset by contract terminations of 6.7%.

On a same-contract base, net revenues grew by 1.5% in the second quarter of 2018 when compared to the prior-year period. Same-contract patient encounters grew by 1.1%, while revenue per patient encounter increased by 0.4%.

Physician Services Adjusted EBITDA was $182.4 million for the second quarter of 2018, which compares with $193.3 million for the prior-year period. Physician Services results were impacted by higher-than-anticipated malpractice expense related to both settlement of prior-year claims as well as increased accruals for claims related to those same periods. Physician Services benefited from operational improvement efforts, including lower supply costs and other operating expenses for the second quarter of 2018, when compared with the prior-year period. Physician Services’ margin was 10.5%, which compares with 11.9% for the prior-year period.

Ambulatory Services

Net revenues for the second quarter of 2018 were $328.0 million, a 3.0% increase from $318.5 million for the prior-year period.

Same-center revenue grew by 2.9%, which included volume growth of 1.5% and rate growth of 1.4%. Surgery centers deconsolidated and disposed in the 12 months ended June 30, 2018, contributed incremental revenues of $8.4 million for the second quarter of 2017.

Adjusted EBITDA for the second quarter of 2018 was $64.3 million, an increase of 6.1% from the prior-year period. Adjusted EBITDA margin was 19.6% in the 2018 second quarter, a 60-basis point improvement from the prior-year period.

Liquidity

Envision had cash and cash equivalents of $593.5 million and had no amounts outstanding under its asset-based lending facility at the end of the second quarter of 2018. At June 30, 2018, Envision had total debt outstanding of $4.72 billion. The Company’s ratio of total net debt at June 30, 2018, to trailing 12 months EBITDA, as defined under the Company’s credit agreement, was 4.5 times.

Envision’s cash flow from operations was impacted by tax payments made during the second quarter of 2018 primarily related to the divestiture of its Medical Transportation business. That transaction was completed earlier in 2018. Cash flow from operations less distributions to noncontrolling interests, and when excluding transaction costs and the divestiture-related tax payment, was $212.8 million.

During the second quarter of 2018, Envision invested $69.0 million in acquisitions, and maintenance capital expenditures were $33.5 million. During the quarter, Envision completed four acquisitions, including two physician group practice and two ambulatory services transactions. One of those acquisitions was completed at the end of the second quarter, and was funded early in the third quarter of 2018.

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Envision Healthcare Reports 2018 Second Quarter Financial Results

August 6, 2018

Acquisition of Envision by KKR

On June 10, 2018, Envision entered into a definitive agreement to be acquired by investment funds affiliated with the global investment firm KKR in an all-cash transaction.

On July 19, 2018, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Early termination of the waiting period satisfies one of the conditions of the closing of the sale of Envision. The closing remains subject to the satisfaction or waiver of customary conditions, including approval by Envision’s stockholders at its 2018 annual meeting of stockholders, which will be held on Tuesday, September 11, 2018, in Nashville, TN.

Envision expects the transaction to be completed during the fourth quarter of 2018.

About Envision Healthcare Corporation

Envision Healthcare Corporation is a leading provider of physician-led services and post-acute care, and ambulatory surgery services. At June 30, 2018, we delivered physician services, primarily in the areas of emergency department and hospitalist services, anesthesiology services, radiology/tele-radiology services, and children’s services to more than 1,800 clinical departments in healthcare facilities in 45 states and the District of Columbia. Post-acute care is delivered through an array of clinical professionals and integrated technologies which, when combined, contribute to efficient and effective population health management strategies. The Company owns and operates 261 surgery centers and one surgical hospital in 35 states and the District of Columbia, with medical specialties ranging from gastroenterology to ophthalmology and orthopedics. In total, the Company offers a differentiated suite of clinical solutions on a national scale, creating value for health systems, payors, providers and patients. For additional information, visit www.evhc.net.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Envision Healthcare Corporation (the “Company”). In connection with the proposed transaction, the Company has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement, when available, and other relevant documents will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, and the Company’s website, www.evhc.net.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the preliminary proxy statement filed by the Company with the SEC on July 9, 2018 in connection with the proposed transaction and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 1, 2018, as amended by the Company’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement when it becomes available.

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Envision Healthcare Reports 2018 Second Quarter Financial Results

August 6, 2018

Forward-Looking Statements

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the proposed transaction, the Company’s financial and operating objectives, plans and strategies, industry trends, and all statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports and other documents that the Company files with the SEC; (ii) general economic, market, or business conditions; (iii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) changes in governmental reimbursement programs; (v) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (vi) the loss of existing contracts; (vii) risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (viii) the failure to obtain Company stockholder approval of the transaction or required regulatory approvals or the failure to satisfy any of the other conditions to the completion of the transaction; (ix) the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, partners and others with whom it does business, or on its operating results and businesses generally; (x) risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; (xi) the ability to meet expectations regarding the timing and completion of the transaction; and (xii) other circumstances beyond the Company’s control.

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Envision Healthcare Reports 2018 Second Quarter Financial Results

August 6, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data (In millions, except earnings per share)

	Three Months Ended June 30,		Six Months Ended June 30,
Statement of Operations Data:	2018	2017	2018	2017
Net revenue	$2,072.8	$1,947.0	$4,149.8	$3,825.6
Operating expenses:
Salaries and benefits	1,484.1	1,375.1	3,023.0	2,734.1
Supply cost	56.0	57.1	110.4	111.2
Insurance expense	52.6	30.8	100.2	68.4
Other operating expenses	190.0	189.6	380.8	373.7
Transaction and integration costs	57.4	27.4	78.8	48.9
Impairment charges	1,979.9	—	1,980.6	0.3
Depreciation and amortization	70.3	71.6	140.9	142.9
Total operating expenses	3,890.3	1,751.6	5,814.7	3,479.5
Net loss on disposals and deconsolidations	(0.8)	(5.8)	(1.8)	(5.5)
Equity in earnings of unconsolidated affiliates	7.5	5.7	13.3	10.6
Operating income (loss)	(1,810.8)	195.3	(1,653.4)	351.2
Interest expense, net	67.4	56.1	131.0	108.5
Other income, net	0.4	0.4	0.2	1.5
Earnings (loss) from continuing operations before income taxes	(1,877.8)	139.6	(1,784.2)	244.2
Income tax expense (benefit)	(100.8)	35.6	(95.3)	53.1
Net earnings (loss) from continuing operations	(1,777.0)	104.0	(1,688.9)	191.1
Discontinued operations:
Earnings from discontinued operations	—	6.7	3.5	16.7
Income tax expense from discontinued operations	—	(2.8)	(126.8)	(491.0)
Net earnings (loss) from discontinued operations	—	3.9	(123.3)	(474.3)
Net earnings (loss)	(1,777.0)	107.9	(1,812.2)	(283.2)
Less net earnings attributable to noncontrolling interests	60.7	51.6	111.9	105.7
Net earnings (loss) attributable to Envision Healthcare Corporation stockholders	(1,837.7)	56.3	(1,924.1)	(388.9)
Preferred stock dividends	—	(2.2)	—	(4.5)
Net earnings (loss) attributable to Envision Healthcare Corporation common stockholders	$(1,837.7)	$54.1	$(1,924.1)	$(393.4)

Amounts attributable to Envision Healthcare Corporation common stockholders:
Earnings (loss) from continuing operations, net of income tax	$(1,837.7)	$50.2	$(1,800.8)	$80.9
Earnings (loss) from discontinued operations, net of income tax	—	3.9	(123.3)	(474.3)
Net earnings (loss) attributable to Envision Healthcare Corporation common stockholders	$(1,837.7)	$54.1	$(1,924.1)	$(393.4)

Basic earnings (loss) per share attributable to common stockholders:
Net earnings (loss) from continuing operations	$(15.21)	$0.43	$(14.92)	$0.69
Net earnings (loss) from discontinued operations	—	0.03	(1.02)	(4.06)
Net earnings (loss)	$(15.21)	$0.46	$(15.94)	$(3.37)
Diluted earnings (loss) per share attributable to common stockholders:
Net earnings (loss) from continuing operations	$(15.21)	$0.42	$(14.92)	$0.68
Net earnings (loss) from discontinued operations	—	0.03	(1.02)	(4.06)
Net earnings (loss)	$(15.21)	$0.45	$(15.94)	$(3.37)
Weighted average number of shares and share equivalents outstanding:
Basic	120,843	116,852	120,697	116,708
Diluted	122,630	119,581	122,600	119,528

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Envision Healthcare Reports 2018 Second Quarter Financial Results

August 6, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions, except earnings per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of net loss to adjusted net earnings:
Net earnings (loss) attributable to Envision stockholders	$(1,837.7)	$56.3	$(1,924.1)	$(388.9)

(Earnings) loss from discontinued operations, net of tax	—	(3.9)	123.3	474.3
Income tax benefit related to tax reform	—	—	(10.3)	—
Amortization of purchased intangibles	44.2	47.5	88.2	95.2
Share-based compensation	8.8	10.7	16.2	25.3
Transaction and integration costs	57.4	27.4	78.8	48.9
Net (gain) loss on disposals and deconsolidations, net of noncontrolling interests	—	—	0.6	(0.3)
Impairment charges	1,979.9	—	1,980.6	0.3
Net unrealized loss on equity securities	0.8	—	1.7	—
Total adjustments	2,091.1	81.7	2,279.1	643.7
Tax effect	140.3	34.3	155.3	70.7
Total adjustments, net	1,950.8	47.4	2,123.8	573.0
Adjusted net earnings	$113.1	$103.7	$199.7	$184.1

Basic shares outstanding	120,843	116,852	120,697	116,708
Effect of dilutive securities, options and non-vested shares	1,787	5,793	1,903	5,917
Diluted shares outstanding, if converted	122,630	122,645	122,600	122,625

Adjusted net earnings per share	$0.92	$0.85	$1.63	$1.50

Reconciliation of net earnings to Adjusted EBITDA:
Net earnings (loss) attributable to Envision stockholders	$(1,837.7)	$56.3	$(1,924.1)	$(388.9)
(Earnings) loss from discontinued operations, net of tax	—	(3.9)	123.3	474.3
Interest expense, net	67.4	56.1	131.0	108.5
Income tax expense (benefit)	(100.8)	35.6	(95.3)	53.1
Depreciation and amortization	70.3	71.6	140.9	142.9
EBITDA	(1,800.8)	215.7	(1,624.2)	389.9
Adjustments:
Transaction and integration costs	57.4	27.4	78.8	48.9
Share-based compensation	8.8	10.7	16.2	25.3
Impairment charges	1,979.9	—	1,980.6	0.3
Net (gain) loss on disposals and deconsolidations, net of noncontrolling interests	—	—	0.6	(0.3)
Net unrealized loss on equity securities	0.8	—	1.7	—
Net change in deferred taxes due to tax reform attributable to noncontrolling interests	0.6	—	0.6	—
Total adjustments	2,047.5	38.1	2,078.5	74.2
Adjusted EBITDA	$246.7	$253.8	$454.3	$464.1

See definitions of non-GAAP measures on page 11

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Envision Healthcare Reports 2018 Second Quarter Financial Results

August 6, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions, except earnings per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Segment Information:
Physician Services net revenue	$1,744.8	$1,628.5	$3,514.2	$3,191.2
Ambulatory Services net revenue	328.0	318.5	635.6	634.4
Total net revenue	$2,072.8	$1,947.0	$4,149.8	$3,825.6

Physician Services Adjusted EBITDA	$182.4	$193.3	$332.5	$343.4
Ambulatory Services Adjusted EBITDA	64.3	60.5	121.8	120.7
Adjusted EBITDA	$246.7	$253.8	$454.3	$464.1

Physician Services Adjusted EBITDA margin	10.5%	11.9%	9.5%	10.8%
Ambulatory Services Adjusted EBITDA margin	19.6	19.0	19.2	19.0
Adjusted EBITDA margin	11.9%	13.0%	10.9%	12.1%

See definitions of non-GAAP measures on page 11

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Envision Healthcare Reports 2018 Second Quarter Financial Results

August 6, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued

Operating Data - Physician Services:
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Contribution to Net Revenue Growth:
Same contract	1.2%	2.5%	1.9%	3.1%
New contracts	7.9	5.6	7.9	5.9
Terminations	(6.7)	(9.4)	(6.1)	(9.7)
Acquired contract and other	4.7	10.6	6.4	10.0
Total net revenue growth	7.1%	9.3%	10.1%	9.3%

Patient encounters per day, day adjusted	1.1%	1.1%	1.9%	2.0%
Net revenue per encounter	0.4	2.1	0.4	2.5
Same contract revenue growth	1.5%	3.2%	2.3%	4.5%

Operating Data - Ambulatory Services:
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Procedures performed during the period at consolidated centers	442,118	434,694	847,826	855,181
Centers in operation, end of period (consolidated)	229	237	229	237
Centers in operation, end of period (unconsolidated)	32	26	32	26
Average number of continuing centers in operation (consolidated)	230	236	231	237
New centers added, during period	2	2	2	6
Centers disposed, during period	2	3	5	3
Surgical hospitals in operation, end of period (unconsolidated)	1	1	1	1
Centers under letter of intent, end of period	1	—	1	—
Average revenue per consolidated center (in thousands)	$1,426	$1,350	$2,757	$2,673
Same center revenues increase, day adjusted (consolidated)	2.9%	0.6%	1.2%	1.3%

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Envision Healthcare Reports 2018 Second Quarter Financial Results

August 6, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (Dollars in millions, shares in thousands)

	June 30,	December 31,
Balance Sheet Data:	2018	2017
Assets
Current assets:
Cash and cash equivalents	$593.5	$312.2
Insurance collateral	110.2	86.2
Accounts receivable, net of allowance of $2,554.5 at December 31, 2017	1,543.5	1,405.8
Supplies inventory	22.1	22.7
Prepaid and other current assets	96.0	165.6
Current assets held for sale	—	2,751.8
Total current assets	2,365.3	4,744.3
Property and equipment, net	288.4	302.7
Investments in unconsolidated affiliates	170.3	156.7
Goodwill	5,662.3	7,536.1
Intangible assets, net	3,632.0	3,665.5
Other assets	194.8	167.3
Total assets	$12,313.1	$16,572.6
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$13.0	$52.1
Accounts payable	60.8	62.2
Accrued salaries and benefits	516.0	548.0
Accrued interest	51.3	52.1
Other accrued liabilities	327.3	281.6
Current liabilities held for sale	—	399.1
Total current liabilities	968.4	1,395.1
Long-term debt, net of deferred financing costs of $88.7 and $97.3, respectively	4,613.6	6,263.3
Deferred income taxes	772.8	1,089.3
Insurance reserves	326.5	318.5
Other long-term liabilities	164.4	149.9
Commitments and contingencies
Noncontrolling interests – redeemable	186.8	187.1
Equity:
Common stock, $0.01 par value, 1,000,000 shares authorized, 121,402 and 121,021 shares issued and outstanding, respectively	1.2	1.2
Additional paid-in capital	6,025.6	6,008.9
Retained earnings (deficit)	(1,400.8)	521.2
Accumulated other comprehensive loss	(0.2)	(4.2)
Total Envision Healthcare Corporation equity	4,625.8	6,527.1
Noncontrolling interests – non-redeemable	654.8	642.3
Total equity	5,280.6	7,169.4
Total liabilities and equity	$12,313.1	$16,572.6

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Envision Healthcare Reports 2018 Second Quarter Financial Results

August 6, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Statement of Cash Flow Data:	2018	2017	2018	2017
Cash flows from operating activities:
Net earnings (loss)	$(1,777.0)	$107.9	$(1,812.2)	$(283.2)
Adjustments to reconcile net earnings (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	70.3	106.3	170.3	211.8
Amortization of deferred loan costs	4.4	4.2	8.7	8.4
Net loss on disposals and deconsolidations	0.8	5.8	1.8	5.5
Share-based compensation	8.8	13.2	16.2	29.3
Deferred income taxes	(2.5)	25.1	25.4	529.3
Equity in earnings of unconsolidated affiliates	(7.5)	(5.8)	(13.3)	(10.9)
Impairment charges	1,979.9	—	1,980.6	0.3
Gain on held for sale assets	—	—	(14.7)	—
Increases (decreases) in cash, cash equivalents, restricted cash, and restricted cash equivalents net of acquisitions and dispositions:
Accounts receivable	(8.3)	(20.0)	(48.8)	(67.0)
Supplies inventory	—	—	0.2	(0.7)
Prepaid and other current assets	(7.7)	(7.0)	(10.0)	(5.1)
Accounts payable	8.7	2.8	(13.9)	(6.1)
Accrued expenses and other liabilities	(287.6)	39.3	(264.6)	(45.4)
Other, net	5.1	8.8	(1.0)	12.5
Net cash flows provided by (used in) operating activities	(12.6)	280.6	24.7	378.7
Cash flows from investing activities:
Acquisitions and related expenses, net of cash acquired	(56.9)	(412.6)	(128.5)	(485.7)
Acquisition of property and equipment	(33.5)	(50.0)	(78.8)	(90.7)
Net proceeds from sale of medical transportation business	—	—	2,279.7	—
Purchases of marketable securities	(8.6)	(12.5)	(65.9)	(15.9)
Maturities of marketable securities	9.1	6.5	26.3	7.0
Other, net	(12.4)	(6.0)	(11.3)	11.3
Net cash flows provided by (used in) investing activities	(102.3)	(474.6)	2,021.5	(574.0)
Cash flows from financing activities:
Proceeds from long-term borrowings	3.9	794.6	129.4	798.3
Repayment on long-term borrowings	(3.5)	(302.4)	(1,827.7)	(314.3)
Distributions to noncontrolling interests	(60.0)	(58.5)	(113.1)	(119.0)
Other, net	(1.7)	(11.8)	(8.0)	(20.2)
Net cash flows provided by (used in) financing activities	(61.3)	421.9	(1,819.4)	344.8
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(176.2)	227.9	226.8	149.5
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period (1)	786.0	282.0	383.0	360.4
Less cash, cash equivalents, restricted cash and restricted cash equivalents of held for sale assets, end of period	—	23.3	—	23.3
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period (2)	$609.8	$486.6	$609.8	$486.6

(1)
Includes restricted cash and restricted cash equivalents of $18.7 million and $39.0 million for the three months ended June 30, 2018 and 2017, respectively, and $30.8 million and $43.5 million for the six months ended June 30, 2018 and 2017, respectively.

(2)	Includes restricted cash and restricted cash equivalents of $16.3 million for both the three and six months ended June 30, 2018 and $45.3 million for both the three and six months ended June 30, 2017.

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Envision Healthcare Reports 2018 Second Quarter Financial Results

August 6, 2018

Envision Healthcare Corporation
Footnotes to Reconciliations of Non-GAAP Measures to GAAP Measures

(1)
We believe the calculation of adjusted net earnings from continuing operations per diluted share attributable to common stockholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes discontinued operations, the gains or loss from deconsolidations, net of noncontrolling interests, which are non-cash in nature, impairment charges, transaction and integration costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions, the impact of the Tax Cuts and Jobs Act of 2017, share-based compensation expense, and unrealized gain or loss on equity securities. Adjusted net earnings from continuing operations per diluted share attributable to common stockholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to common stockholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. For purposes of calculating adjusted earnings per share, we utilize the if-converted method to determine the number of diluted shares outstanding. In periods where utilizing the if-converted method is anti-dilutive, the mandatory convertible preferred stock will not be included in the calculation of diluted shares outstanding.

(2)
We define Adjusted EBITDA as earnings before interest expense, net, income taxes, depreciation, amortization, transaction and integration costs, share-based compensation, impairment charges, debt extinguishment costs, gain or loss on deconsolidations, net of noncontrolling interests, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions, the impact of the Tax Cuts and Jobs Act of 2017, discontinued operations and unrealized gain or loss on equity securities. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows from operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to common stockholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA, as defined.

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